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Exhibit 21.1

List of Subsidiaries

Classmates International, Inc., a Delaware corporation

Classmates Media Corporation, a Delaware corporation

Classmates Online, Inc., a Washington corporation

Florists' Transworld Delivery, Inc., a Michigan corporation

FTD Group, Inc., a Delaware corporation

FTD, Inc., a Delaware corporation

FTD.COM Inc., a Delaware corporation

Interflora British Unit, incorporated in England & Wales

Interflora, Inc., a Michigan corporation (66 2/3% ownership)

Juno Online Services, Inc., a Delaware corporation

MyPoints.com, Inc., a Delaware corporation

NetZero, Inc., a Delaware corporation (also dba Bluelight Internet Service and PhotoSite)

Opobox, Inc., a Delaware corporation

United Online Advertising Network, Inc., a Delaware corporation (dba United Online Media Group)

United Online Web Services, Inc., a Delaware corporation (dba 50 Megs, Bizhosting, Freeservers, GlobalServers, and MySite)

United Online Software Development (India) Private Limited, a corporation organized under the laws of India

UNOL Intermediate, Inc., a Delaware corporation

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  Exhibit 21.1
List of Subsidiaries